Safehold

# Q1 '22 EARNINGS RESULTS



# Forward-Looking Statements and Other Matters

This presentation may contain forward-looking statements. All statements other than statements of historical fact are forward-looking statements. These forward-looking statements can be identified by the use of words such as "illustrative", "representative", "expect", "plan", "will", "estimate", "project", "intend", "believe", and other similar expressions that do not relate to historical matters. These forward-looking statements reflect the Company's current views about future events, and are subject to numerous known and unknown risks, uncertainties, assumptions and changes in circumstances that may cause the Company's actual results to differ significantly from those expressed in any forward-looking statement. The Company does not guarantee that the transactions and events described will happen as described (or that they will happen at all).

The following factors, among others, could cause actual results and future events to differ materially from those set forth or contemplated in the forward-looking statements: the war in Ukraine and escalating geopolitical tensions as a result of Russia's invasion of Ukraine, the effect of the COVID-19 pandemic on our business and growth prospects and on our tenants' business; market demand for ground lease capital; the Company's ability to source new ground lease investments; the availability of funds to complete new ground lease investments; risks that the rent adjustment clauses in the Company's leases will not adequately keep up with changes in market value and inflation; risks associated with certain tenant and industry concentrations in our portfolio; conflicts of interest and other risks associated with the Company's external management structure and its relationships with iStar and other significant investors; risks associated with using debt to fund the Company's business activities (including changes in interest rates and/or credit spreads, the ability to source financing at rates below the capitalization rates of our assets, and refinancing and interest rate risks); risks that tenant rights in certain of our ground leases will limit or eliminate the Owned Residual Portfolio realizations from such properties; general risks affecting the real estate industry and local real estate markets (including, without limitation, the potential inability to enter into or renew ground leases at favorable rates, including with respect to contractual rate increases or participating rent); dependence on the creditworthiness of our tenants and their financial condition and operating performance; competition from other ground lease investors and risks associated with our failure to qualify for taxation as a REIT under the Internal Revenue Code of 1986, as amended. Please refer to the section entitled "Risk Factors" in our Annual Report on Form 10-K for the year ended December 31, 2021 and any subsequent reports filed with the Securities and Exchange Commission (SEC) for further discussion of these and other investment considerations. The Company expressly disclaims any responsibility to update or revise forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

This presentation also contains modeling and information relating to potential inflation, which are presented for illustrative purposes only, and are not guarantees or otherwise necessarily indicative of future performance. In addition, this presentation contains certain figures, projections and calculations based in part on management's underlying assumptions. Management believes these assumptions are reasonable; however, other reasonable assumptions could provide differing outputs.

**Important Note re COVID-19**: Readers of this presentation are cautioned that, due to the possibility that the COVID-19 pandemic will have a delayed adverse impact on our financial results, along with the uncertainty created by the pandemic, our results for the period may not be indicative of future results. Similarly, our Rent Coverage and Unrealized Capital Appreciation as of March 31, 2022 are likely to decline with respect to certain properties in future periods due to the continuing impact of the pandemic and the fact that certain metrics that we report and monitor may not reflect the full effects of the pandemic as of their dates of determination. Readers are urged to read our Quarterly Report on Form 10-Q for the quarter ended March 31, 2022 when it is filed with the SEC for a more fulsome discussion of our quarterly results, including the "Management's Discussion and Analysis of Financial Condition and Results of Operations" section included therein.

**Note: Please refer to the Glossary at the end of this presentation for a list of defined terms and metrics.**

**Investor Relations Contact**
**Jason Fooks**
**212.930.9400**
**investors@safeholdinc.com**

# Q1 '22 Highlights

| Strong Earnings | Increased Investments | Capital for Growth |
| --- | --- | --- |
| **35%** Quarterly Y/Y EPS Growth | **$677m** New Ground Lease Investments[1] | **$309m** Capital Raised from Equity Offering |
| **39%** Quarterly Y/Y Revenue Growth | **$1.3b** UCA Growth | **$1.15b** Cash & Credit Facility Availability[2] |

Note: Please see "Unrealized Capital Appreciation Details" in the Appendix for more information.
(1) Investments in Q1 '22 include $158m of new forward commitments that have not yet been funded. There can be no assurance that Safehold will complete these transactions.
(2) Based on cash & cash equivalents and the unused capacity of the new unsecured revolving credit facility as of 3/31/22, which may be fully drawn, subject to certain conditions.

# Investment Activity

## Quarterly Activity

**$677m**
Originations[1]

$519m Funded | $158m Unfunded

**$532m**
Fundings

$519m New Investments | $13m Funding Prior Investments

**$38m**
Ground Lease Plus Commitment

Brooklyn, NY | 5th GL+ Transaction

## Origination Metrics

- 10 ground lease transactions
- 9 markets (3 new markets)
- 7 new clients
- 5.1% w.a. Inflation Adjusted Yield[2]
  - 4.8% with 0% inflation
- 38% w.a. GLTV[3]
- 3.9x w.a. Rent Coverage[3]

Note: Please see the "Important Note re COVID-19" in the front of this presentation for a statement about metrics this quarter. Refer to Appendix for Portfolio Reconciliation and Glossary for more details.
(1) Investments in Q1 '22 include $158m of new forward commitments that have not yet been funded (such funding commitments are subject to certain conditions). There can be no assurance that Safehold will complete these transactions.
(2) Safehold™ originated ground leases typically include a periodic rent increase based on prior years cumulative CPI growth with the initial lookback year generally starting between lease year 11 and 21. These CPI lookbacks are generally capped between 3.0% - 3.5% per annum compounded. In the event cumulative inflation growth for the lookback period exceeds the cap, the excess is not captured by the CPI lookback. Other forms of inflation capture include fair market value resets and percentage rent, typically for acquired ground leases. 100% of our investments this quarter has some form of a CPI lookback. Assumes current FRED 30-yr Breakeven Inflation Rate of 2.49% annually. (Federal Reserve Bank of St. Louis, 30-year Breakeven Inflation Rate, retrieved from FRED, Federal Reserve Bank of St. Louis; https://fred.stlouisfed.org/series/T30YIEM, April 20, 2022)
(3) The Company uses estimates of the stabilized Property NOI if it does not receive current tenant information or if the properties are under construction/in transition. These estimates are based on leasing activity at the property, third party appraisals and available market information, such as leasing activity at comparable properties in the relevant market.

# Portfolio Growth


16x
Growth
Since IPO[1]
$0.3b
$0.6b
$1.1b
$2.8b
$3.4b
$5.5b
IPO
(6/22/2017)
Q1 '18
Q1 '19
Q1 '20
Q1 '21
Q1 '22

## Q1'22 Investments



Note: Please see the "Important Note re COVID-19" in the front of this presentation for a statement about metrics this quarter. Pictures of properties that are currently under development are presented as renderings.
[1] The portfolio is presented using Aggregate Gross Book Value. As of 3/31/22, the portfolio included $310m of forward commitments that have not yet been funded (such funding commitments are subject to certain conditions). There can be no assurance Safehold will complete these transactions.

# Geographic Breakdown

*(Current Portfolio Gross Book Value $5,148m)*


Seattle
Portland
West
26%
Sacramento - New
San Francisco
San Jose
Salt Lake City
Denver
Los Angeles
Phoenix
San Diego
Honolulu
Southwest
7%
Dallas
Austin
San Antonio
Houston
Minneapolis
Central
3%
Milwaukee
Detroit
Chicago
Nashville
Southeast
11%
Atlanta
Raleigh-Durham
Jacksonville
Tampa
Orlando
Sarasota
Miami
Northeast
38%
New Haven
Boston - New
New York
Stamford
Philadelphia
Baltimore - New
Washington, D.C.
Mid-Atlantic
15%

# Earnings Results

Quarterly Results

| | Q1 '22 | Q1 '21 | Y/Y Growth |
|---|---|---|---|
| Revenue | $60.4m | $43.5m | +39% |
| Net Income | $24.9m | $16.9m | +47% |
| EPS | $0.43 | $0.32 | +35% |

# Portfolio Metrics

*(Current Portfolio Gross Book Value: $5,148m)*

## Property Type


Office
48%
Multifamily
34%
Underlying
Property
Other
<1%
Life Science
4%
Hotel
14%

## Lease Term


>60 yrs
94%
Lease Term
Remaining
w/ Ext.
(W.A. 92 Years)
<20 yrs
4%
20-60 yrs
2%

## Credit Metrics[1]

**W.A. Rent Coverage**

**3.7x**

**W.A. GLTV**

**40%**

Note: Please see the "Important Note re COVID-19" in the front of this presentation for a statement about metrics this quarter.
[1] The Company uses estimates of the stabilized Property NOI if it does not receive current tenant information or if the properties are under construction/in transition. These estimates are based on leasing activity at the property, third party appraisals and available market information, such as leasing activity at comparable properties in the relevant market.

# Inflation Captured Cash Flows

*(Current Portfolio Gross Book Value: $5,148m)*

CPI Lookbacks continue periodically through the life of the lease, which can provide meaningful inflation capture that is significantly better than the long-term fixed-rate bonds we benchmark against.[1]

## In-Place with 0% Inflation

**Annualized Cash Yield**

**3.3%**

*($164m Annualized In-Place Cash Rent)*

**Annualized Yield**

**5.1%**

*($262m Annualized In-Place Net Rent)*

## Including Contractual Inflation Capture

**2.0% Inflation**

**5.4%**

*Inflation Adjusted Yield*

**2.49% Inflation**

**5.7%**

*Inflation Adjusted Yield*

Current FRED Breakeven Inflation Rate[2]

**3.0% Inflation**

**6.1%**

*Inflation Adjusted Yield*

Note: Refer to the Glossary in the Appendix for yield calculations and additional details.

[1] Safehold™ originated ground leases typically include a periodic rent increase based on prior years cumulative CPI growth with the initial lookback year generally starting between lease year 11 and 21. These CPI lookbacks are generally capped between 3.0% - 3.5% per annum compounded. In the event cumulative inflation growth for the lookback period exceeds the cap, the excess is not captured by the CPI lookback. Other forms of inflation capture include fair market value resets and percentage rent, typically for acquired ground leases. 83% of our portfolio as determined by cash rent has some form of a CPI lookback and 96% of our portfolio as determined by cash rent has some form of inflation capture.

[2] Federal Reserve Bank of St. Louis, 30-year Breakeven Inflation Rate, retrieved from FRED, Federal Reserve Bank of St. Louis; https://fred.stlouisfed.org/series/T30YIEM, April 20, 2022.

# Capital Structure

## Debt Overview


Non-Recourse Secured $1,498m
Total
$3.2b
Unsecured Revolver $235m
($1,115m remaining capacity)
Pro-Rata Held by JVs $272m
Unsecured Notes $1,225m

**24 year w.a. maturity[1]**

| Debt and Liquidity Metrics | Q1 '22 |
|---|---|
| Total debt | $3,230m |
| Total book equity | $2,012m |
| Equity market cap[2] | $2,924m |
| **Total debt / book equity** | **1.6x** |
| **Total debt / equity market cap** | **1.1x** |
| | |
| Unencumbered assets | $2,634m |
| Cash & credit facility availability | $1,146m |

## Capital Updates

**$475m**
Closed and Funded 3.98% Senior Unsecured Notes due 2052

**$309m**
Equity Raised at $59 per Share

## Credit Ratings

**Baa1**
Moody's (Stable Outlook)

**BBB+**
Fitch (Stable Outlook)

| Interest Rates and Spreads[1] | Q1 '22 |
|---|---|
| Portfolio Annualized Yield | 5.1% |
| Effective Interest Rate | 3.7% |
| **Effective spread** | **141 bps** |
| | |
| Portfolio Inflation Adjusted Yield [3] | 5.7% |
| Effective Interest Rate | 3.7% |
| **Effective spread** | **205 bps** |
| | |
| Portfolio Annualized Cash Yield | 3.3% |
| Cash Interest Rate | 3.2% |
| **Cash spread** | **6 bps** |

(1) Excludes outstanding borrowings under the Company's unsecured revolving credit facility.
(2) Based on SAFE closing share price of $47.21 on April 20, 2022.
(3) Assumes current FRED 30-yr Breakeven Inflation Rate of 2.49%. Federal Reserve Bank of St. Louis, 30-year Breakeven Inflation Rate, retrieved from FRED, Federal Reserve Bank of St. Louis; https://fred.stlouisfed.org/series/T30YIEM, April 20, 2022. 5.1% without inflation adjustment.

# Caret Transaction

## Transaction Overview

As was previously announced, during the quarter, we sold and received commitments to purchase 1.37% of the total authorized Caret Units for an aggregate $24.0 million at a valuation of $1.75 billion, from a group of leading private equity, sovereign wealth and high net worth investors.

## Path to Liquidity

We are obligated to seek to provide a public market listing for the Caret Units within the next two years. If we are unable to achieve a public market liquidity event at a value in excess of the New Investors' basis, they will have the option to cause the redemption of their Caret Units at their original purchase price.

## New Investors and Advisory Board

An Advisory Board comprised of some of the New Investors was formed in order to help maximize the value of Caret over time.

Advisory Board Members

- Ribbit Capital
- FIFTH WALL
- Rubin Family Office
- ZIGG

*Leading* Sovereign Wealth Fund

Kevin Durant

# Estimated Unrealized Capital Appreciation

**90%**
CAGR
Since IPO

**+$1.3b**
in Q1 '22


$0.4b
$1.3b
$2.1b
$5.0b
$5.6b
$9.4b
IPO
Q1 '18
Q1 '19
Q1 '20
Q1 '21
Q1 '22

## Total Square Feet: 29.3m[1]

**Office**
11.6m
Sq. Ft.

**Multifamily**
13.1m
Sq. Ft.
*(14.9k Units)*

**Hotel**
3.7m
Sq. Ft.
*(4.9k Keys)*

**Life Science**
0.6m
Sq. Ft.

**Other**
0.3m
Sq. Ft.

Note: Please see the "Important Note re COVID-19" in the front of this presentation for a statement about metrics this quarter. Please see "Unrealized Capital Appreciation Details" in the Appendix for more information.
(1) Square footage and total units/keys are based on information provided by the building owners, public records, broker reports and other third-party sources. No assurance can be made to the accuracy of these figures.

# APPENDIX

Safehold

# Income Statements

| | For the three months ended March 31, 2022 | 2021 |
|---|---|---|
| **Revenues:** | | |
| Interest income from sales-type leases | $43,031 | $25,974 |
| Operating lease income | 16,966 | 17,410 |
| Other income | 366 | 123 |
| **Total revenues** | **$60,363** | **$43,507** |
| | | |
| **Costs and expenses:** | | |
| Interest expense | $25,321 | $17,167 |
| Real estate expense | 707 | 598 |
| Depreciation and amortization | 2,402 | 2,385 |
| General and administrative | 9,194 | 6,655 |
| Other expense | 108 | 369 |
| **Total costs and expenses** | **$37,732** | **$27,174** |
| | | |
| **Income from operations before other items** | **$22,631** | **$16,333** |
| Loss on early extinguishment of debt | - | (216) |
| Earnings from equity method investments | 2,276 | 839 |
| **Net income** | **$24,907** | **$16,956** |
| Net income attributable to non-controlling interests | (34) | (48) |
| **Net income attributable to Safehold Inc. and allocable to common shareholders** | **$24,873** | **$16,908** |
| **Weighted avg. share count (basic)** | **58,122** | **53,232** |
| **Weighted avg. share count (diluted)** | **58,123** | **53,244** |
| **Earnings per share (basic & diluted)** | **$0.43** | **$0.32** |

Note: Figures in thousands except for share amounts.

# Balance Sheets

| | March 31, 2022 | December 31, 2021 |
|---|---|---|
| **Assets:** | | |
| Net investment in sales-type leases | $2,739,924 | $2,412,716 |
| Ground Lease receivables | 1,017,160 | 796,252 |
| Real estate: | | |
| Real estate, at cost | 740,971 | 740,971 |
| Less: accumulated depreciation | (29,850) | (28,343) |
| Real estate, net | 711,121 | 712,628 |
| Real estate-related intangibles assets, net | 222,504 | 224,182 |
| Total real estate, net and real estate-related intangible assets, net | 933,625 | 936,810 |
| Equity investments in Ground Leases | 175,119 | 173,374 |
| Cash and cash equivalents | 30,561 | 29,619 |
| Restricted cash | 125,708 | 8,897 |
| Deferred operating lease income receivable | 125,226 | 117,311 |
| Deferred expenses and other assets, net | 39,726 | 40,747 |
| **Total assets** | **$5,187,049** | **$4,515,726** |
| | | |
| **Liabilities:** | | |
| Accounts payable, accrued expenses, and other liabilities | $177,022 | $67,592 |
| Real estate-related intangible liabilities, net | 65,219 | 65,429 |
| Debt obligations, net | 2,913,481 | 2,697,503 |
| **Total liabilities** | **$3,155,722** | **$2,830,524** |
| | | |
| Redeemable noncontrolling interests | $19,000 | - |
| | | |
| **Equity:** | | |
| Safehold Inc. shareholders' equity: | | |
| Common stock | $619 | $566 |
| Additional paid-in capital | 1,970,443 | 1,663,324 |
| Retained earnings | 73,711 | 59,368 |
| Accumulated other comprehensive loss | (35,691) | (40,980) |
| **Total Safehold Inc. shareholders' equity** | **$2,009,082** | **$1,682,278** |
| | | |
| Noncontrolling interests | $3,245 | $2,924 |
| **Total equity** | **$2,012,327** | **$1,685,202** |
| | | |
| **Total liabilities, redeemable noncontrolling interests and equity** | **$5,187,049** | **$4,515,726** |

Note: Figures in thousands.

# Portfolio Reconciliation

| | IPO (6/22/17) | 3/31/18 | 3/31/19 | 3/31/20 | 3/31/21 | 3/31/22 |
|---|---|---|---|---|---|---|
| **Net investment in Sales-Type Leases** | - | - | $129 | $1,029 | $1,312 | $2,740 |
| **Ground Lease receivables** | - | - | - | $422 | $661 | $1,017 |
| **Pro-rata interest in Ground Leases held as equity method investments** | - | - | - | $342 | $346 | $442 |
| **Real estate, net (Operating Leases)** | $265 | $451 | $661 | $670 | $729 | $711 |
| Add: Accumulated depreciation | 1 | 6 | 12 | 18 | 24 | 30 |
| Add: Lease intangible assets, net | 123 | 184 | 237 | 241 | 241 | 223 |
| Add: Accumulated amortization | 1 | 5 | 11 | 18 | 25 | 31 |
| Add: Other assets | - | - | 25 | 24 | 23 | 22 |
| Less: Lease intangible liabilities, net | (51) | (58) | (58) | (57) | (66) | (65) |
| Less: Non-controlling interest | - | (2) | (2) | (2) | (2) | (2) |
| **Gross Book Value** | $339 | $585 | $1,015 | $2,705 | $3,292 | $5,148 |
| Add: Forward Commitments | - | 34 | 74 | 96 | 103 | 310 |
| **Aggregate Gross Book Value** | $339 | $619 | $1,089 | $2,800 | $3,395 | $5,458 |
| Less: Accruals to net investment in leases and ground lease receivables | - | - | - | (15) | (53) | (118) |
| Less: Future acquisition commitment | - | - | - | - | (83) | - |
| **Aggregate Cost Basis** | $339 | $619 | $1,089 | $2,785 | $3,260 | $5,340 |
| Less: Forward Commitments | - | (34) | (74) | (96) | (20) | (310) |
| **Cost Basis** | $339 | $585 | $1,015 | $2,689 | $3,240 | $5,030 |

Note: $ in millions. Figures in the reconciliation table may not foot due to rounding.

# Unrealized Capital Appreciation Details

Refer to the Glossary in the Appendix for a definition of Owned Residual Portfolio, Unrealized Capital Appreciation ("UCA"), and "Combined Property Value" ("CPV"). SAFE relies in part on CBRE's appraisals of the CPV of our portfolio in calculating UCA. SAFE may utilize management's estimate of CPV for ground lease investments recently acquired that CBRE has not yet appraised. For unfunded commitments on construction deals, CPV represents the cost to build inclusive of the ground lease. For a Ground Lease in our portfolio, CBRE estimates its CPV by determining a hypothetical value of the as-improved subject property as of the date of the report, based on an assumed ownership structure different from the actual ownership structure. At our request, CBRE's analysis does not take into account the in-place Ground Lease or other contractual obligations and is based on the hypothetical condition that the property is leased at market rent at stabilized levels, where applicable, as of the valuation date, without consideration of any costs to achieve stabilization through lease up and associated costs. In determining the CPV of each property, CBRE has utilized the sales comparison approach, based on sales of comparable properties, adjusted for differences, and the income capitalization approach, based on the subject property's income-producing capabilities. The assumptions applied to determine values for these purposes vary by property type and are selected for use based on a number of factors, including information supplied by our tenants, market data and other factors. We currently intend that the CPV associated with each Ground Lease in our portfolio will be valued approximately every 12 calendar months and no less frequently than every 24 months.

The calculation of the estimated UCA in our Owned Residual Portfolio is subject to a number of limitations and qualifications. We do not typically receive full financial statements prepared in accordance with U.S. GAAP for the commercial properties being operated on the land subject to our Ground Leases. In some cases, we are prohibited by confidentiality provisions in our Ground Leases from disclosing information that we receive from our tenants to CBRE. Additionally, we do not independently investigate or verify the information supplied by our tenants, but rather assume the accuracy and completeness of such information and the appropriateness of the accounting methodology or principles, assumptions, estimates and judgments made by our tenants in providing the information to us. Our calculation of UCA in our Owned Residual Portfolio is not subject to U.S. GAAP and will not be subject to independent audit. We conduct rolling property valuations; therefore, our estimated UCA and CPV may not reflect current market conditions and may decline materially in the future. There can be no assurance that we will realize any incremental value from the UCA in our Owned Residual Portfolio or that the market price of our common stock will reflect any value attributable thereto. We will generally not be able to realize value from UCA through near term transactions, as properties are leased to tenants pursuant to long-term leases. For more information on UCA, including additional limitations and qualifications, please refer to our Current Report on Form 8-K filed with the SEC on April 21, 2022 and "Risk Factors" in our Annual Report on Form 10-K for the year ended December 31, 2021, as updated from time to time in our subsequent periodic reports, filed with the SEC.

We formed a subsidiary called Caret Ventures LLC that is structured to track and capture UCA to the extent UCA is realized upon expiration of our Ground Leases, sale of our land and Ground Leases or certain other specified events. Under a shareholder-approved plan, management was granted up to 15% of Caret units, some of which remains subject to time-based vesting. See our 2021 proxy statement for additional information on the long-term incentive plan.

We announced on February 15, 2022 that we sold 108,571 Caret units and received a commitment for the sale of 28,571 Caret units for an aggregate $24.0 million. Those 137,142 Caret units equal 1.37% of the authorized Caret units in Caret Ventures LLC, implying a total Caret unit valuation of $1.75 billion. As part of the sale, we are obligated to seek to provide a public market listing for the Caret units, or securities into which they may be exchanged, within two years. If we are unable to provide public market liquidity within the two years at a value in excess of the new investors' basis, the investors have the right to cause us to redeem their Caret units at their original purchase price.

# Caret Overview[1]

Just as a ground lease splits the land from the building, Caret generally enables us to split our portfolio of ground leases into: (1) the right to the rent stream, the original cost basis and certain other cash flows (GL Units) and (2) the right to the capital appreciation above the original cost basis under specified circumstances (Caret Units).

## Ownership Summary


Safehold
(NYSE: SAFE)
100%
83.63%
GL Units
(Rent Stream plus Original Cost Basis and certain other cash flows)
Caret Units
(Capital Appreciation above Original Cost Basis under specified circumstances)
~15%
Employees
1.37%
3rd Party Investors

(1) We previously formed a wholly-owned subsidiary called "Caret" that is structured to track and capture UCA to the extent UCA is realized upon expiration of our Ground Leases, sale of our land and Ground Leases or certain other specified events. The Caret Ventures LLC agreement was publicly filed as part of our 2019 Proxy. Please see "Unrealized Capital Appreciation Details" in the Appendix for more information.

# Glossary

| | |
|---|---|
| Aggregate Cost Basis | Represents Cost Basis plus unfunded commitments. For unfunded commitments, it represents the aggregate future amount to be paid under the commitments. |
| Aggregate Gross Book Value | Represents the Current Portfolio plus unfunded commitments. For unfunded commitments, it represents the aggregate future amount to be paid under the commitments. |
| Annualized Cash Yield | Calculated as the annualized base Cash Rent plus Percentage Rent divided by Cost Basis. |
| Annualized Yield | Calculated as the annualized base Net Rent plus Percentage Rent divided by GBV. |
| Cash Interest Rate | The current cash interest rate of debt. |
| Cash Rent | Represents base ground lease income recognized excluding straight-line rent, amortization of lease intangibles, and non-cash income from sales-type leases. |
| Combined Property Value (CPV) | The current combined value of the land, buildings and improvements relating to a commercial property, as if there was no ground lease on the land at the property. CPV is generally based on independent appraisals; however, the Company will use actual sales prices/management estimates for recently acquired and originated ground leases for which appraisals are not yet available. In relation to unfunded commitments, CPV represents the total cost associated with the acquisition, development, and construction of the project. |
| Cost Basis | Represents the historical purchase price of an asset, including capitalized acquisition costs. |
| Current Portfolio | Represents the portfolio of assets owned at the date indicated, measured using Gross Book Value. Does not include unfunded commitments. |
| Effective Interest Rate | Represents the all-in stated interest rate over the term of debt based on the contractual future payments owed excluding the effect of debt premium, discount and deferred financing costs. |
| GAAP Rent | Current period revenue from operating and sales-type leases recognized under GAAP. |
| Gross Book Value (GBV) | Represents Cost Basis plus accrued interest on sales-type leases. |
| Ground Lease-to-Value (GLTV) | Calculated as the Aggregate GBV divided by CPV. Safehold uses this metric to assess risk and our seniority level in a real estate capital structure. Similar to the concept of the LTV metric used in the loan market. |
| Ground Lease Plus Commitment (GL+) | Safehold's commitment or option to purchase ground leases from iStar or a third-party contingent on certain development and timing criteria. |
| Inflation Adjusted Yield | Computed similarly to effective yield on a bond, the Inflation Adjusted Yield is calculated using cash flows for the duration of the lease and a residual value equal to our cost of the land. The cash flows incorporate contractual fixed escalators and the impact of an assumed inflation scenario on variable rate escalators such as (i) CPI adjustments and CPI lookbacks, (ii) percentage of revenues the building generates and/or (iii) periodic fair market valuations of the land. For CPI adjustments and CPI lookbacks, this metric uses the assumed inflation scenario for the duration of the leases. For ground leases that have other forms of inflation capture including fair market value resets and percentage rent based on building revenue, this metric assumes fair market value and building revenue increase by the assumed inflation scenario annually. |
| Net Rent | GAAP Rent less depreciation & amortization. This includes the amortization of a right of use asset recorded as real estate expense (totals $1.0m annualized). Includes our proportionate share of GAAP rent and amortization from our equity method investment. |
| Owned Residual Portfolio | Represents the portfolio of properties under which Safehold owns a ground lease and reflects Safehold's right to the land, property and tenant improvements at the end of the lease. The current value of the Owned Residual Portfolio is typically represented by the Combined Property Value or CPV of our portfolio. |
| Percentage Rent | Represents TTM cash percentage rent paid by the property. |
| Property NOI | Represents the net operating income (NOI) of the building/Safehold's ground lease tenant prior to paying ground lease rent. |
| Rent Coverage | The ratio of Property NOI as provided by the building owner or estimated Property NOI to the annualized Cash Rent due to Safehold. The Company adjusts Property NOI for material non-recurring items and uses estimates of the stabilized Property NOI if it does not receive current tenant information and for properties under construction or transition, in each case based on leasing activity at the property and available market information, including leasing activity at comparable properties in the relevant market. |
| Safehold™/Safehold™ Ground Lease | A ground lease originated and structured by Safehold. |
| Unrealized Capital Appreciation (UCA) | Calculated as the difference between CPV and the portfolio's Aggregate Cost Basis. The Company tracks UCA because we believe it provides relevant information with regard to the three key investment characteristics of our ground leases: (1) the safety of our position in a tenant's capital structure; (2) the quality of the long-term cash flows generated by our portfolio rent that increases over time; and (3) increases and decreases in CPV of the portfolio that will ultimately revert to us. |